EXHIBIT 23.4
                      Huddleston & Co., Inc.
               Petroleum and Geological Engineers
                        1 Houston Center
                    1221 McKinney, Suite 3700
                      Houston, Texas 77010
                           ___________

            Phone (713) 209-1100 * Fax (713) 752-0828

                Consent of Huddleston & Co., Inc.

We consent to the incorporation by reference in this Registration Statement of El Paso Corporation on Form S-8 dated February 11, 2002, of the reference to us and our report dated January 29, 2001, under the captions "Business - Natural Gas Systems", "-Exploration and Production", and "Supplemental Natural Gas and Oil Operations (Unaudited)" appearing in and incorporated by reference in the Annual Report on Form 10-K of El Paso CGP Company (formerly The Coastal Corporation) for the year ended December 31, 2000, and under the caption "Business and Properties-Production-Natural Gas and Oil Reserves" appearing in and incorporated by reference in the Company's Current Report on Form 8-K/A filed with the Commission on May 17, 2001.


                              HUDDLESTON & CO., INC.


                              /s/ Peter D. Huddleton
                              Peter D. Huddleton, P.E.
                              President


Houston, Texas
February 11, 2002